Calculation of Filing Fee Tables
S-3
AMTECH SYSTEMS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.01 per share ("Common Stock")	457(o)
		Equity	Preferred Stock, par value $0.01 per share ("Preferred Stock")	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,000,000.00		$ 1,381.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,381.00
Offering Note
[1]	(1) Calculated pursuant to 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. (2) The registrant previously registered securities at an aggregate offering price not to exceed $50,000,000 on a Registration Statement on Form S-3 (File No. 333-294296), which was filed by the registrant on March 13, 2026 and declared effective on March 23, 2026 (the "Prior Registration Statement"). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A of Form S-3, an additional number of securities having a proposed maximum aggregate offering price of $10,000,000 is hereby registered on this Registration Statement on Form S-3 (the "Registration Statement"), representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such registration statements.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date